                                  EXHIBIT 99.1

          HOMETOWN AUTO RETAILERS ANNOUNCES SECOND QUARTER 2003 RESULTS

WATERTOWN, CONN. - AUGUST 14, 2003 - Hometown Auto Retailers, Inc. (OTC BB:
HCAR) today announced its financial results for the quarter and six-month period ended June 30, 2003.

Hometown reported revenues of $78.1 million in the second quarter of 2003 versus revenues of $73.0 million for the same period in 2002, an increase of $5.1 million or 7.0 percent. For the first half of 2003, Hometown reported revenues of $138.4 million versus revenues of $138.1 million, an increase of approximately $328,000 or 0.2 percent.

Hometown's gross profit for the second quarter of 2003 increased approximately $598,000 or 5.9 percent to $10.7 million versus gross profit of $10.1 million in same period in 2002. Gross profit for the first half of the year remained essentially unchanged at $19.7 million versus the same period in 2002.

Hometown's net income for the second quarter of 2003 increased approximately $774,000 to $1.1 million generating basic and diluted earnings per share of $0.15 versus net income of $309,000 and basic and diluted earnings per share of $0.04 for the same period in 2002.

Net income for the first half of 2003 increased $24.2 million to $1.0 million generating basic and diluted earnings per share of $0.13 versus a restated net loss of $(23.2) million and a restated basic and diluted loss per share of $(3.23) for the same period in 2002.

Results for the second quarter and first half of 2003 includes earnings of $0.08 per share from a gain on the sale of a Chrysler/Jeep Sales and Service Franchise in June 2003.

As previously announced by the company, Hometown has adopted SFAS 142 effective January 1, 2002, an accounting rule issued by the Financial Accounting Standards Board, which among other things eliminates the need to amortize goodwill and requires companies to use a fair-value approach to determine whether there is an impairment of existing and future goodwill.

Since adopting SFAS 142, Hometown has ceased recording goodwill amortization. During the third quarter of 2002, Hometown completed its goodwill impairment testing, which resulted in a one-time, non-cash charge of approximately $23.7 million recorded by the company to write-off the carrying value of its goodwill. This charge is non-operational in nature and is reflected as a cumulative effect of the accounting change and as a restatement of results in the accompanying statement of operations for the six months ended June 30, 2002.

Before the cumulative effect of the accounting change, Hometown reported net income of $544,000 and basic and diluted income per share of $0.07 for the first half of 2002.

"We are obviously pleased with the performance of our Hometown stores," said Corey Shaker, Hometown president and chief executive officer. "We believe that we have the right management team in place for continued improvement in our operations and remain cautiously optimistic for the future. We also continue to focus on building equity for our shareholders and providing a steady improvement in working capital to further solidify our position in the marketplace."

HOMETOWN AUTO ANNOUNCES SECOND QUARTER 2003 RESULTS

Hometown sold 3,866 vehicles during the second quarter of 2003, 212 more than it sold in the same period in 2002 and 950 more vehicles than the company sold during the first quarter of 2003 (ended March 31). Hometown sold 6,782 vehicles during the six months ended June 30, 2003, 97 less than it sold in the same period in 2002. Total vehicles sold (by category) are shown in the table below.

                               For the three months        For the six months
                                   ended June 30,            ended June 30,
                                 2003         2002         2003           2002
                                -----        -----        -----          -----
   New vehicle                  2,098        1,828        3,466          3,256
   Used vehicle - retail        1,000        1,099        1,936          2,199
   Used vehicle - wholesale       768          727        1,380          1,424
                                -----        -----        -----          -----
   Total units sold             3,866        3,654        6,782          6,879
                                =====        =====        =====          =====

Sales of new vehicles increased $6.1 million or 13.6 percent to $51.0 million for the second quarter of 2003 versus $44.9 million in the same period in 2002. Used vehicle sales decreased $1.2 million or 6.0 percent to $18.7 million for the second quarter of 2003 versus $19.9 million in the same period in 2002. Parts and service revenues for the second quarter of 2003 increased 4.9 percent or $291,000 to $6.2 million versus $5.9 million for the same period in 2002. Other revenues (net) stayed constant at $2.2 million in both the 2003 and 2002 periods.

Sales of new vehicles increased $5.3 million or 6.5 percent to $86.9 million for the first half of 2003 versus $81.6 million in the same period in 2002. Used vehicle sales decreased $4.9 million or 12.3 percent to $35.1 million for the first half of 2003 versus $40.0 million in the same period in 2002. Parts and service revenues for the first half of 2003 increased 3.4 percent or $405,000 to $12.4 million versus $12.0 million the same period in 2002. Other revenues (net) decreased 10.7 percent or $480,000 to $4.0 million versus $4.5 million for the same period in 2002.

                                 ABOUT HOMETOWN

Hometown Auto Retailers (www.htauto.com) sells new and used cars and light trucks, provides maintenance and repair services, sells replacement parts and provides related financing, insurance and service contracts through nine franchised dealerships located in New Jersey, New York, Connecticut, Massachusetts and Vermont. The company's dealerships offer 10 American and Asian automotive brands, including Chevrolet, Chrysler, Dodge, Ford, Jeep, Lincoln, Mazda, Mercury, Oldsmobile, and Toyota. Hometown is also active in two "niche" segments of the automotive market: the sale of Lincoln Town Cars and limousines to livery car and livery fleet operators and the maintenance and repair of cars and trucks at a Ford and Lincoln Mercury factory authorized free-standing service center.

This release contains "forward-looking statements" based on current expectations but involving known and unknown risks and uncertainties. Actual results or achievements may be materially different from those expressed or implied. The company's plans and objectives are based on assumptions involving judgments with respect to future economic, competitive and market conditions, its ability to consummate, and the timing of acquisitions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the company. Therefore, there can be no assurance that any forward-looking statement will prove to be accurate.

HOMETOWN AUTO ANNOUNCES SECOND QUARTER 2003 RESULTS

                          HOMETOWN AUTO RETAILERS, INC.
                 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                For the Three Months           For the Six Months
                                                                    Ended June 30,                Ended June 30,
                                                             --------------------------------------------------------
                                                                 2003         2002             2003          2002
                                                                                                          (Restated)
                                                             -----------    -----------    -----------    -----------
Revenues
   New vehicle sales                                         $    50,952    $    44,920    $    86,882    $    81,575
   Used vehicle sales                                             18,739         19,923         35,133         40,037
   Parts and service sales                                         6,219          5,928         12,435         12,030
   Other, net                                                      2,193          2,231          3,973          4,453
                                                             -----------    -----------    -----------    -----------
      Total revenues                                              78,103         73,002        138,423        138,095
Cost of sales
   New vehicle                                                    47,748         42,122         81,368         76,555
   Used vehicle                                                   16,945         18,170         31,763         36,431
   Parts and service                                               2,711          2,609          5,633          5,401
                                                             -----------    -----------    -----------    -----------
      Total cost of sales                                         67,404         62,901        118,764        118,387
                                                             -----------    -----------    -----------    -----------
      Gross profit                                                10,699         10,101         19,659         19,708
Selling, general and administrative expenses                       9,029          8,823         17,415         17,236
                                                             -----------    -----------    -----------    -----------
      Income from operations                                       1,670          1,278          2,244          2,472
   Interest income                                                     7              4             14             21
   Interest (expense)                                               (799)          (790)        (1,577)        (1,600)
   Other income                                                      938             18            951             24
   Other (expense)                                                    --             (1)            (3)            (3)
                                                             -----------    -----------    -----------    -----------
      Income before taxes and cumulative effect of
          accounting change                                        1,816            509          1,629            914
      Provision for income taxes                                     733            200            667            370
                                                             -----------    -----------    -----------    -----------
      Income before cumulative effect of accounting change         1,083            309            962            544
      Cumulative effect of accounting change                          --             --             --        (23,708)
                                                             -----------    -----------    -----------    -----------
Net income (loss)                                            $     1,083    $       309    $       962    $   (23,164)
                                                             ===========    ===========    ===========    ===========
Earnings (loss) per share, basic
     Before cumulative effect of accounting change           $      0.15    $      0.04    $      0.13    $      0.07
     Cumulative effect of accounting change                           --             --             --          (3.30)
                                                             -----------    -----------    -----------    -----------
Earnings (loss) per share, basic                             $      0.15    $      0.04    $      0.13    $     (3.23)
                                                             ===========    ===========    ===========    ===========
Earnings (loss) per share, diluted
     Before cumulative effect of accounting change           $      0.15    $      0.04    $      0.13    $      0.07
     Cumulative effect of accounting change                           --             --             --          (3.30)
                                                             -----------    -----------    -----------    -----------
Earnings (loss) per share, diluted                           $      0.15    $      0.04    $      0.13    $     (3.23)
                                                             ===========    ===========    ===========    ===========
Weighted average shares outstanding, basic                     7,175,105      7,175,105      7,175,105      7,175,105
Weighted average shares outstanding, diluted                   7,175,105      7,175,105      7,175,105      7,175,105

HOMETOWN AUTO ANNOUNCES SECOND QUARTER 2003 RESULTS

                          HOMETOWN AUTO RETAILERS, INC.
                           CONSOLIDATED BALANCE SHEETS
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                       June 30,    December 31,
                                    ASSETS                               2003         2002
                                                                      (Unaudited)
                                                                        --------    --------
Current Assets:
   Cash and cash equivalents                                            $  4,928    $  3,624
   Accounts receivable, net                                                7,044       4,883
   Inventories, net                                                       37,978      39,169
   Prepaid expenses and other current assets                                 555         510
   Deferred income taxes and taxes receivable                              1,229       1,245
                                                                        --------    --------
     Total current assets                                                 51,734      49,431
Property and equipment, net                                               12,777      12,882
Other assets                                                               1,092       1,503
                                                                        --------    --------
     Total assets                                                       $ 65,603    $ 63,816
                                                                        ========    ========
                   LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Floor plan notes payable                                             $ 38,516    $ 38,522
   Accounts payable and accrued expenses                                   6,376       5,072
   Current maturities of long-term debt and capital lease obligations      1,031       1,164
   Deferred revenue                                                          799         588
                                                                        --------    --------
     Total current liabilities                                            46,722      45,346
Long-term debt and capital lease obligations                              12,546      13,059
Long-term deferred income taxes                                               97         118
Long-term deferred revenue                                                   726         743
                                                                        --------    --------
     Total liabilities                                                    60,091      59,266

Stockholders' Equity
   Preferred stock, $.001 par value, 2,000,000 shares
   authorized, no shares issued and outstanding                               --          --
   Common stock, Class A, $.001 par value, 12,000,000 shares
   authorized, 3,564,605 and 3,563,605 shares issued and
   outstanding                                                                 3           3
   Common stock, Class B, $.001 par value, 3,760,000 shares
   authorized, 3,610,500 and 3,611,500 shares issued and
   outstanding                                                                 4           4
   Additional paid-in capital                                             29,760      29,760
   Accumulated deficit                                                   (24,255)    (25,217)
                                                                        --------    --------
     Total stockholders' equity                                            5,512       4,550
                                                                        --------    --------
     Total liabilities and stockholders' equity                         $ 65,603    $ 63,816
                                                                        ========    ========